Exhibit T3A.61

FLORIDA DEPARTMENT OF STATE
Division of Corporations

September 25, 2006

SHUMACKER WITT GAITHER & WHITAKER, P.C.

2030 HAMILTON PLACE BOULEAVRD

STE 210, CBL CENTER

CHATTANOOGA, TN 37421

Re: Document Number L06000074062

The Articles of Amendment to the Articles of Organization for THE HAMMOCK AT PORT ORANGE, LLC which changed its name to THE PAVILLION AT PORT ORANGE, LLC, a Florida limited liability company, was filed on September 22, 2006.

The certification you requested is enclosed.

Should you have any questions regarding this matter, please telephone (850) 245-6051, the Registration Section.

Marsha Thomas Document Specialist
Division of Corporations	Letter Number: 706A00057020

I certify the attached is a true and correct copy of Certificate of Amendment, filed on September 22, 2006, to the Articles of Organization for THE HAMMOCK AT PORT ORANGE, LLC which changed its name to THE PAVILLION AT PORT ORANGE, LLC, a Florida limited liability company, as shown by the records of this office.

The document number of this limited liability company is L06000074062.

CR2EO22 (01-08)	Given under my hand and the Great Seal of the State of Florida at Tallahassee, the Capitol, this the Twenty-fifth day of September, 2006

Sue M. Cobb Secretary of State

ARTICLES OF AMENDMENT TO ARTICLES OF ORGANIZATION OF

The Hammock at Port Orange. LLC
(Present Name) A Florida Limited Liability Company

FIRST:	The Article of Organization were filed on July 26, 2006 and assigned document number L06000074062

SECOND:	This amendment is submitted to amend the following:

The name of the limited company is hereby changed from The Hammock at Port Orange, LLC to The Pavillion at Port Orange, LLC.

Dated	September 20, 2006

Signature of a member or authorized representative of a member

SET ATTACHED SIGNATURE PAGE
Typed or printed name of signee

Filing Fee: $25.00

Signature Page
to
Articles of Amendment to Articles of Organization
of
The Hammock at Port Orange, LLC

THE HAMMOCK AT PORT ORANGE, LLC

By:	CBL & Associates Limited Partnership, its chief manager

By	CBL Holdings I, Inc.. its sole general partner

By:
Jeffery V. Curry,
Assistant Secretory

FLORIDA DEPARTMENT OF STATE

Division of Corporations

January 25, 2007

KATHY DRAKE

CSC

TALLAHASSEE, FL

Re: Document Number L06000074062

The Articles of Amendment to the Articles of Organization for THE PAVILLION AT PORT ORANGE, LLC which changed its name to THE PAVILION AT PORT ORANGE, LLLC, a Florida limited liability company, was filed on January 24, 2007.

Should you have any questions regarding this matter, please telephone (850) 245-6051, the Registration Section.

Buck Kohr Document Specialist Division of Corporations	Letter Number: 507A00005921
Account number: 072100000032	Amount charged: 25.00

P.O. BOX 6327 - Tallahassee, Florida 32314

ARTICLES OF AMENDMENT

TO

ARTICLES OF ORGANIZATION

OF

THE PAVILLION AT PORT ORANGE, LLC (Present Name) (A Florida Limited Liability Company)

FIRST:	The Articles of Organization were filed on July 26, 2006 and assigned document number L06000074062 .

SECOND:	This amendment is submitted to amend the following:

The name of the limited liability company is hereby changed from The Pavillion at Port Orange, LLC to The Pavilion at Port Orange, LLC.

Dated              January 24                    ,  2007        .

Signature of a member or authorized representative of a member

See attached signature page
Typed or printed name of signee Filing Fee: $25.00

Signature Page

to

Articles of Amendment to Articles of Organization

of

The Pavillion at Port Orange, LLC

THE PAVILLON AT PORT ORANGE, LLC

By:	CBL & Associates Limited Partnership, its chief manager

By:	CBL Holdings I, Inc., its sole general partner

By:
Jeffery V. Curry, Assistant Secretary